pwc

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aurinia Pharmaceuticals Inc. (the Registrant) of our report dated February 24, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Registrant, which appear in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Edmonton, Alberta, Canada

February 24, 2021